Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of Manuel Chavez, as Chief Executive Officer of Mobile Infrastructure Corporation (the “Registrant”), and Stephanie Hogue, as President and Interim Chief Financial Officer of the Registrant, hereby certifies, pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to each of their knowledge:

(1)           the Registrant’s accompanying Quarterly Report on Form 10-Q for the period ended June 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 15, 2022

/s/ Manuel Chavez
Manuel Chavez
Chief Executive Officer
(Principal Executive Officer)
Mobile Infrastructure Corporation

Date: August 15, 2022

/s/ Stephanie Hogue
Stephanie Hogue
President and Interim Chief Financial Officer
(Principal Financial Officer)
Mobile Infrastructure Corporation

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.